NEWS	Fonar Corporation
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1772

FONAR ANNOUNCES 3RD QUARTER AND NINE-MONTH PERIOD FINANCIAL RESULTS FOR FISCAL 2022

·	Total MRI scan volume at the HMCA-managed sites increased 8% to 140,650 scans for the nine-month period ended March 31, 2022 versus the corresponding period one year earlier
·	Income From Operations increased 37% to $5.6 million for the quarter ended March 31, 2022 as compared to the corresponding quarter one year ago. Income From Operations increased 35% to $17.9 million for the nine-month period ended March 31, 2022 as compared to the corresponding nine-month period one year ago.
·	Net Income was $3.3 million for the quarter ended March 31, 2022 and $13.6 million for the nine-month period ended March 31, 2022.
·	Diluted Net Income per Common Share Available to Common Stockholders was $0.32 for the quarter ended March 31, 2022 and $1.43 for the nine-month period ended March 31, 2022.
·	Total Revenues-Net increased 6% to $24.6 million for the quarter ended March 31, 2022 as compared to the corresponding quarter one year ago. Total Revenues-Net increased 12% to $72.8 million for the nine-month period ended March 31, 2022, as compared to the corresponding nine-month period one year ago.
·	Cash and Cash Equivalents were $46.0 million at March 31, 2022 as compared to $44.5 million at June 30, 2021.
·	Net Book Value per Common Share increased 6% to $21.59 at March 31, 2022 as compared to $20.37 at March 31, 2021, one year ago. .

MELVILLE, NEW YORK, May 16, 2022 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its financial results for the 3rd fiscal 2022 quarter and nine-month period ended March 31, 2022. FONAR’s primary source of income and growth is attributable to its diagnostic imaging management subsidiary, Health Management Company of America (HMCA). In 2009, HMCA managed 9 MRI scanners. Currently, HMCA manages 40 MRI scanners.

Operating Results

Total Revenues-Net for the third fiscal quarter ended March 31, 2022 increased 6% to $24.6 million as compared to $23.1 million for the third fiscal quarter ended March 31, 2021. Total Revenues-Net for the nine-month period ended March 31, 2022 increased 12% to $72.8 million as compared to $65.2 million for the nine-month period ended March 31, 2021.

Income from Operations for the third fiscal quarter ended March 31, 2022 increased 37% to $5.6 million as compared to $4.1 million for the third fiscal quarter ended March 31, 2021. Income from Operations for the nine-month period ended March 31, 2022 increased 35% to $17.9 million as compared to $13.3 million for the nine-month period ended March 31, 2021.

The Provision for Income Taxes for the third fiscal quarter ended March 31, 2022 was $2.5 million as compared to $12 thousand for the third fiscal quarter ended March 31, 2021. This difference is approximately $2.5 million. The Provision for Income Taxes for the nine-month period ended March 31, 2022 was $5.3 million as compared to $2.0 million for the nine-month period ended March 31, 2021. This is a difference of approximately $3.3 million. These differences directly impacted Net Income and Net Income Per Common Share Available to Common Shareholders while not impacting Income from Operations.

Subsequently, Net Income for the third fiscal quarter ended March 31, 2022 was $3.3 million as compared to $4.3 million for the quarter ended March 31, 2021, a difference of $1.0 million. Net Income for the nine-month period ended March 31, 2022 was $13.6 million as compared to $11.5 million for the nine-month period ended March 31, 2021. Therefore, Net Income was reduced directly due to the Provision for Income Taxes.

Diluted Net Income Per Common Share Available to Common Shareholders was $0.32 for the third fiscal quarter ended March 31, 2022 as compared to $0.54 for the third fiscal quarter ended March 31, 2021. Diluted Net Income Per Common Share Available to Common Shareholders for the nine-month period ended March 31, 2022 was $1.43 as compared to $1.35 for the nine-month period ended March 31, 2021. The large increase of the Provision for Income Tax significantly impacted Diluted Net Income Per Common Share Available to Common Shareholders.

Total Costs and Expenses were $19.0 million for the third fiscal quarter ended March 31, 2022 and March 31, 2021. Total Costs and Expenses for the nine-month period ended March 31, 2022 was $54.9 million and for the nine-month period ended March 31, 2021 was $52.0 million.

Balance Sheet Items

Total Cash and Cash Equivalents and Short Term Investments at March 31, 2022 were $46.0 million as compared to the $44.5 million at June 30, 2021.

Total Assets at March 31, 2022 were $195.6 million as compared to $189.5 million at June 30, 2021.

Total Liabilities at March 31, 2022 were $51.4 million as compared to $54.1 million at June 30, 2021.

The ratio of Total Assets / Total Liabilities increased 10% to 3.8 at March 31, 2022 as compared to 3.5 at June 30, 2021.

Total Current Assets at March 31, 2022 were $114.3 million as compared to $108.6 million at June 30, 2021.

Total Current Liabilities at March 31, 2022 were $14.2 million as compared to $20.0 million at June 30, 2021.

Working Capital increased 13% to $100.1 million at March 31, 2022 as compared to $88.5 million at June 30, 2021.

Net Book Value per Common Share increased 6% to $21.59 at March 31, 2022 as compared to $20.37 at March 31, 2021, one year ago.

Cash Flow Statement Item

Net Cash Provided by Operating Activities was $10.1 million for the nine-month period ended March 31, 2022 as compared to $13.1 million for the nine-month period ended March 31, 2021.

Management Discussion

Timothy Damadian, President and CEO of FONAR said, “We finished the first nine months of Fiscal 2022 with 140,650 scans, which was 10,086 scans over what we completed in the first nine months of fiscal 2021, a 7.7% increase.

“Even though we are now entering the third year of COVID-19 and its variants, the pandemic continues to negatively impact our business through slowed patient volume, employee sicknesses, quarantine requirements, and staffing shortages. The lack of staff at several sites in New York has resulted in curtailed business hours and consequently reduced scan volumes. On the other hand, the addition of second MRIs, one in White Plains, New York, in July 2021 and another in Pembroke Pines, Florida, in November 2021 have contributed positively to the overall scan volume.

“However, our nine-month scan volume exceeded the first nine-month scan volumes of both pre-COVID Fiscal 2019 (136,321 scans) and pre-COVID Fiscal 2020 (138,941 scans). I am grateful to our HMCA employees and management team for stepping up and getting us back to pre-COVID levels in spite of the continuing effects of the pandemic.

“We recently relocated the uptown Manhattan, New York facility to midtown Manhattan and added a second MRI in April, 2022. Looking ahead, we expect to be managing a new site in the Bronx, New York, sometime in the last quarter of Fiscal 2022, and a new site in Central Florida in the early part of Fiscal 2023.

“While It is impossible to predict what the effects of inflation, a shrinking economy, a diminished labor pool, the lingering COVID pandemic, or possibly another of its variants will have on our business, I am confident that we will do all that can be done to meet these challenges and to grow and to remain profitable.”

“I am pleased that the worst of the COVID-19 pandemic is behind us and normalcy is returning,” said Raymond V. Damadian, M.D., Chairman of the Board of Directors of FONAR Corporation. “Now we can continue the progress of growing our Company. Our Company was founded as the first Company in the MRI industry and we have been a leading MRI Company in the industry. Limiting our strategy to only selling MRI scanners was a very cyclic business and the Company had fiscal quarters it made money and some where it lost money. However, that changed when my son, Timothy, became a consultant to the Company in 2010 and became President and CEO in 2016. When he joined the Company he began the strategy of managing MRI centers. He and his team came up with a very unique and successful model. Since then, the Company has continually prospered. Their dynamic strategy and careful planning was a brilliant success and the Company has had 12 straight years of profitable quarters with a combined net income of over $175 million.”

“In addition to his great management team,” continued Dr. Damadian, “patients love our UPRIGHT® Multi-Position™ MRI scanner, which contributes to steady patient throughput! Patients who are claustrophobic are very happy to be placed in the seated position and watch TV while they get their MRIs. For these patients, it can be a huge relief. In addition, more and more physicians recognize the diagnostic value of scanning patients in fully weight-bearing positions, particularly those patients getting MRIs of the spine.”

“The Company’s research is to unleash the power of the FONAR UPRIGHT® Multi-Position™ MRI to completely visualize ALL the anatomy components under their full weight load that are giving rise to the patient's pain, which the conventional recumbent MRI cannot do. This assures that the surgical procedure chosen for his/her treatment will be the optimal treatment for the patient and achieve optimal outcome. Most importantly, FONAR’s latest findings from its quantitative UPRIGHT® MRI are measurements of cerebrospinal fluid flow that constitute a revolutionary new medical frontier with strong prospects of being able to bring substantial medical benefit to patients suffering from Multiple Schlerosis, Alzheimer’s, Parkinson’s, Amyotrophis Lateral Schlerosis (Lou Gehrig’s disease), and Autism (the neurodegenerative diseases) that currently are impaired by the limited prospects of enduring solutions for these ailments,” concluded Dr. Damadian.

About FONAR

FONAR, the Inventor of MR Scanning™, located in Melville, NY, was incorporated in 1978, and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. FONAR’s signature product is the FONAR UPRIGHT® Multi-Position™ MRI (also known as the STAND-UP® MRI), the only whole-body MRI that performs Position™ Imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often detects patient problems that other MRI scanners cannot because they are lie-down, “weightless-only” scanners. The patient-friendly UPRIGHT® MRI has a near-zero patient claustrophobic rejection rate. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while watching TV.

FONAR has new works-in-progress technology for visualizing and quantifying the cerebral hydraulics of the central nervous system, the flow of cerebrospinal fluid (CSF), which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now by this latest works-in-progress method for quantifying CSF in all the normal positions of the body, particularly in its upright flow against gravity. Patients with whiplash or other neck injuries are among those who will benefit from this new understanding.

FONAR’s primary source of income and growth is attributable to its wholly-owned diagnostic imaging management subsidiary, Health Management Company of America (HMCA) www.hmca.com.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging of all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. It includes its newest technology for measuring the Upright cerebral hydraulics of the cerebrospinal fluid (CSF) of the central nervous system. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

UPRIGHT® and STAND-UP® are registered trademarks. The Inventor of MR Scanning™, CSP™,  Multi-Position™, UPRIGHT RADIOLOGY™, The Proof is in the Picture™, pMRI™,  CSF Videography™,  and Dynamic™ are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

 FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

ASSETS

	March 31, 2022	June 30, 2021
Current Assets:
Cash and cash equivalents	$46,010	$44,460
Short term investments	32	32
Accounts receivable – net	3,943	4,526
Accounts receivable - related party	30	12
Medical receivable – net	19,548	17,901
Management and other fees receivable – net	32,804	30,948
Management and other fees receivable – related medical practices – net	8,489	7,814
Contract assets	15	—
Inventories	2,368	1,663
Prepaid expenses and other current assets	1,095	1,227
Total Current Assets	114,334	108,583

Accounts receivable – long term	2,066	2,880
Deferred income tax asset	12,475	15,959
Property and equipment – net	22,441	21,850
Right-of-use Asset – operating lease	34,792	30,133
Right-of-use Asset – financing lease	978	1,127
Goodwill	4,269	4,269
Other intangible assets – net	3,770	4,038
Other assets	524	667
Total Assets	$195,649	$189,506

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	March 31, 2022	June 30, 2021
Current Liabilities:
Current portion of long-term debt and capital leases	$40	$173
Accounts payable	1,011	1,866
Other current liabilities	4,916	9,162
Unearned revenue on service contracts	3,869	4,366
Unearned revenue on service contracts – related party	28	—
Contract liabilities	—	15
Operating lease liability - current portion	3,733	3,533
Financing lease liability - current portion	208	203
Customer deposits	361	731

Total Current Liabilities	14,166	20,049

Long-Term Liabilities:
Unearned revenue on service contracts	2,035	2,801
Deferred income tax liability	238	238
Due to related medical practices	93	93
Operating lease liability – net of current portion	33,659	28,975
Financing lease liability – net of current portion	892	1,049
Long-term debt and capital leases, less current portion	169	760
Other liabilities	123	171

Total Long-Term Liabilities	37,209	34,087
Total Liabilities	51,375	54,136

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY (Continued)

STOCKHOLDERS' EQUITY:	March 31, 2022	June 30, 2021
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at March 31, 2022 and June 30, 2021, 313 issued and outstanding at March 31, 2022 and June 30, 2021	$—	$—
Preferred stock $.001 par value; 567 shares authorized at March 31, 2022 and June 30, 2021, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at March 31, 2022 and June 30, 2021, 6,566 issued at March 31, 2022 and June 30, 2021, 6,554 outstanding at March 31, 2022 and June 30, 2021	1	1
Class B Common Stock (10 votes per share) $.0001 par value; 227 shares authorized at March 31, 2022 and June 30, 2021; .146 issued and outstanding at March 31, 2022 and June 30, 2021	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at March 31, 2022 and June 30, 2021, 383 issued and outstanding at March 31, 2022 and June 30, 2021	—	—
Paid-in capital in excess of par value	184,531	185,101
Accumulated deficit	(35,810)	(46,008)
Treasury stock, at cost - 12 shares of common stock at March 31, 2022 and June 30, 2021	(675)	(675)
Total Fonar Corporation’s Stockholders’ Equity	148,047	138,419
Noncontrolling interests	(3,773)	(3,049)
Total Stockholders' Equity	144,274	135,370
Total Liabilities and Stockholders' Equity	$195,649	$189,506

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE THREE MONTHS ENDED MARCH 31,
REVENUES	2022	2021
Patient fee revenue – net of contractual allowances and discounts	$7,641	$6,043
Product sales – net	135	503
Service and repair fees – net	1,876	1,914
Service and repair fees - related parties – net	28	28
Management and other fees – net	11,904	11,808
Management and other fees - related medical practices – net	2,987	2,794
Total Revenues – Net	24,571	23,090
COSTS AND EXPENSES
Costs related to patient fee revenue	3,306	2,828
Costs related to product sales	53	152
Costs related to service and repair fees	747	627
Costs related to service and repair fees - related parties	11	9
Costs related to management and other fees	6,696	7,073
Costs related to management and other fees – related medical practices	1,698	1,746
Research and development	354	419
Selling, general and administrative	6,068	6,114
Total Costs and Expenses	18,933	18,968
Income From Operations	5,638	4,122
Other Income	—	144
Interest Expense	31	(19)
Investment Income	58	64
Income Before Provision for Income Taxes and Noncontrolling Interests	5,727	4,311
Provision for Income Taxes	(2,465)	(12)
Net Income	3,262	4,299
Net Income - Noncontrolling Interests	(971)	(431)
Net Income – Attributable to FONAR	$2,291	$3,868
Net Income Available to Common Stockholders	$2,153	$3,634
Net Income Available to Class A Non-Voting Preferred Stockholders	$103	$174
Net Income Available to Class C Common Stockholders	$35	$60
Basic Net Income Per Common Share Available to Common Stockholders	$0.33	$0.55
Diluted Net Income Per Common Share Available to Common Stockholders	$0.32	$0.54
Basic and Diluted Income Per Share – Class C Common	$0.09	$0.16
Weighted Average Basic Shares Outstanding – Common Stockholders	6,554	6,554
Weighted Average Diluted Shares Outstanding - Common Stockholders	6,682	6,682
Weighted Average Basic and Diluted Shares Outstanding – Class C Common	383	383

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE NINE MONTHS ENDED MARCH 31,
REVENUES	2022	2021
Patient fee revenue – net of contractual allowances and discounts	$21,935	$16,372
Product sales – net	481	534
Service and repair fees – net	5,720	5,702
Service and repair fees - related parties – net	83	83
Management and other fees – net	35,985	34,362
Management and other fees - related medical practices – net	8,576	8,181
Total Revenues – Net	72,780	65,234
COSTS AND EXPENSES
Costs related to patient fee revenue	9,785	7,997
Costs related to product sales	352	477
Costs related to service and repair fees	2,190	1,861
Costs related to service and repair fees - related parties	32	27
Costs related to management and other fees	20,497	18,861
Costs related to management and other fees – related medical practices	5,024	4,696
Research and development	1,109	1,243
Selling, general and administrative	15,928	16,818
Total Costs and Expenses	54,917	51,980
Income From Operations	17,863	13,254
Other Income/(Expense)	858	4
Interest Expense	(9)	(57)
Investment Income	180	251
Income Before Provision for Income Taxes and Noncontrolling Interests	18,892	13,452
Provision for Income Taxes	(5,311)	(1,974)
Net Income	13,581	11,478
Net Income - Noncontrolling Interests	(3,383)	(1,991)
Net Income – Attributable to FONAR	$10,198	$9,487
Net Income Available to Common Stockholders	$9,583	$8,915
Net Income Available to Class A Non-Voting Preferred Stockholders	$458	$426
Net Income Available to Class C Common Stockholders	$157	$146
Basic Net Income Per Common Share Available to Common Stockholders	$1.46	$1.37
Diluted Net Income Per Common Share Available to Common Stockholders	$1.43	$1.35
Basic and Diluted Income Per Share – Class C Common	$0.41	$0.38
Weighted Average Basic Shares Outstanding – Common Stockholders	6,554	6,489
Weighted Average Diluted Shares Outstanding - Common Stockholders	6,682	6,617
Weighted Average Basic and Diluted Shares Outstanding – Class C Common	383	383

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE NINE MONTHS ENDED MARCH 31,
	2022	2021
Cash Flows from Operating Activities:
Net income	$13,581	$11,478
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,543	3,100
Amortization on right-of-use assets	2,633	1,543
Provision for bad debts	2,150	5,103
Deferred income tax – net	3,484	1,712
Compensatory element of stock issuances	—	83
Stock issued for costs and expenses	—	1,941
Abandoned patents	—	1
Gain on forgiveness of PPP loan	(701)	—
(Increase) decrease in operating assets, net:
Accounts, medical and management fee receivable(s)	(4,950)	(9,551)
Notes receivable	32	36
Contract assets	(15)	(65)
Inventories	(705)	(323)
Income tax receivable	—	671
Prepaid expenses and other current assets	112	424
Other assets	132	(1)
Increase (decrease) in operating liabilities, net:
Accounts payable	(855)	(189)
Other current liabilities	(5,480)	(1,827)
Operating lease liabilities	(2,259)	(1,168)
Financing lease liabilities	(151)	(25)
Customer deposits	(370)	183
Contract assets	(15)	—
Other liabilities	(49)	14
Net cash provided by operating activities	10,117	13,140
Cash Flows from Investing Activities:
Purchases of property and equipment	(3,807)	(2,942)
Purchase of noncontrolling interests	(546)	—
Purchases of imaging facility	—	(1,123)
Cost of patents	(60)	(108)
Net cash used in investing activities	(4,413)	(4,173)
Cash Flows from Financing Activities:
Repayment of borrowings and capital lease obligations	(23)	(73)
Proceeds from debt	—	63
Distributions to noncontrolling interests	(4,131)	(4,950)
Net cash used in financing activities	(4,154)	(4,960)
Net Increase in Cash and Cash Equivalents	1,550	4,007
Cash and Cash Equivalents - Beginning of Period	44,460	36,802
Cash and Cash Equivalents - End of Period	$46,010	$40,809